Exhibit 10.1

CARDIODYNAMICS INTERNATIONAL CORPORATION

FIRST AMENDMENT TO

SUBORDINATED CONVERTIBLE NOTES

This First Amendment to SUBORDINATED CONVERTIBLE NOTES (this “Amendment”), is made and entered into as of November 29, 2006, by and among CardioDynamics International Corporation, a California corporation (the “Company”), and the Holders listed on Schedule A attached hereto (collectively, the “Holders” and individually, a “Holder”). (Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement (as defined below.))

Section 1 of that certain Subordinated Convertible Notes (the “Notes”) by, between and among the parties set forth above and on Schedule A hereto is hereby amended to extend the “Original Maturity Date”, from April 11, 2009 to April 11, 2011.

Section 6(b) of the Notes by, between and among the parties set forth above and on Schedule A hereto is hereby replaced with the following:

“Other Events. If any equity restructuring event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, a nonreciprocal transaction between an entity and its shareholders that causes the per-share fair value of the shares underlying the option or similar award to change, such as a spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend, but not including stock options or other equity awards granted under a shareholder approved equity compensation plan), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 6.”

Section 7(b) of the Notes by, between and among the parties set forth above and on Schedule A hereto is hereby inserted with the following:

Repurchase Right (Put Option)

(a) Notes shall be purchased by the Company at the option of the Holders on April 11, 2009 (“Repurchase Date”). Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof (in principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof), on the Repurchase Date (“Repurchase Right”). Such repurchase shall be made in cash at a price equal to 100% of the principal amount of Notes such Holder elects to require the Company to repurchase together, in each case, with accrued interest, if any, to Repurchase Date (the “Repurchase Price”).

Notices: Method of Exercising Repurchase Right, Etc.

(a) To exercise a Repurchase Right, a Holder shall deliver to the Company on or before the close of business on the Business Day 90 days prior to the Repurchase Date (i) written notice to the Company (or agent designated by the Company for such purpose) of the Holder’s exercise of such right, (the “Repurchase Notice”) which Repurchase Notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased, and a statement that an election to exercise the Repurchase Right is being made thereby, and (ii) the Notes with respect to which the Repurchase Right is being exercised, duly endorsed for transfer to the Company. Election of repurchase by a Holder shall be revocable at any time prior to the close of business on the last Business Day prior to the Repurchase Date, by delivering written notice to that effect to the Company prior to the close of business on the Business Day prior to the Repurchase Date.

(b) In addition, Holder shall send to the parties set forth above and on Schedule A hereto, a copy of the Repurchase Notice.

(c) If the Company fails to repurchase on the Repurchase Date any Notes (or portions thereof) as to which the Repurchase Right has been properly exercised, then the principal of such Notes shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the default rate (14%) borne by the Note and each such Note shall be convertible into Common Stock in accordance with this Note at the option of the Holder until the principal of such Note shall have been paid or duly provided for.

(d) Any Note that is to be repurchased only in part shall be surrendered to the Company duly endorsed for transfer and accompanied by appropriate evidence of genuineness and authority satisfactory to the Company duly executed by, the Holder thereof (or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note as surrendered.

(e) On or prior to 1:00 p.m., New York city time on the Repurchase Date, the Company shall pay the Repurchase Price in cash to the Holder(s) which have duly exercised their Repurchase Rights pursuant this Section 7(b), then on and after such date interest on such Notes (or portions thereof) shall cease to accrue and such Notes shall cease at the close of business on such date to be convertible into Common Stock or entitled to any benefit or security under this Note and the Holders thereof shall have no right in respect of such Notes.

(f) If the Company is unable to repurchase on the Repurchase Date all of the Notes (or portions thereof) as to which the Repurchase Right has been properly exercised, the aggregate amount of Notes the Company may repurchase shall be allocated pro rata among each Note (or portion thereof) surrendered for repurchase, based on the principal amount of such Note, in proportion to the aggregate amount of Notes surrendered for repurchase.

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

CARDIODYNAMICS INTERNATIONAL CORPORATION

By:	/s/ Michael K. Perry

Name:	Michael K. Perry

Its:	Chief Executive Officer

Fax No	(858) 623-8415

BALYASNY ASSET MANAGEMENT, LP

By:	/s/ Scott H. Schroeder

Name:	Scott H. Schroeder

Its:	Authorized Signatory

ATLAS MASTER FUND, LTD.

By:	/s/ Scott H. Schroeder

Name:	Scott H. Schroeder

Its:	Authorized Signatory

Schedule A

PURCHASERS

Name and Address of Purchaser

Atlas Master Fund, Ltd.*

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Balanced Fund, LP

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Balanced Fund Offshore, Ltd.

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Long Bias Fund, LP

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Long Bias Fund Offshore, Ltd.

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein